Exhibit 16.1

BOULAY

January 19, 2017

U.S. Securities and Exchange Commission Office of the Chief Accountant

100 F Street, NE Washington, DC 20549

Re: Pillarstone Capital REIT

File No. 001-15409

Dear Sir or Madam:

We had read Item 4.01 of Form 8-K of Pillarstone Capital REIT dated January 19, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Boulay PLLP